SPLIT DOLLAR LIFE INSURANCE AGREEMENT


         This Split Dollar Life Insurance Agreement ("Agreement") is made, as of ____________, 199__, by and between Countrywide Credit Industries, Inc., a Delaware corporation (the "Corporation"), and ____________ (the "Executive").


                                                      RECITALS


     A. The Executive desires to insure his or her life for the benefit and protection of his or her family or designated beneficiary under the Policy (as defined below);


              B. The Corporation desires to help the Executive provide certain insurance for the benefit and protection of his or her family or designated beneficiary by providing funds from time to time to pay the premiums due on the Policy in accordance with this Agreement; and


              C. The Executive, as Owner of the Policy, desires to assign certain rights and interests in the Policy to the Corporation, to the extent provided herein, as security for repayment of certain funds provided by the Corporation for the acquisition and/or maintenance of the Policy.


                                                     AGREEMENT


         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth below, the parties to this Agreement agree as follows:


         1. Definitions. For purposes of this Agreement, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:


     (a)  "Aggregate  Premiums Paid" shall mean, at any time, an amount equal to
(i) the cumulative premiums paid by the Corporation on the Policy, less (ii) any Policy loans to the Corporation and accrued and unpaid interest thereon, less
(iii) any amounts, if any, received by the Corporation from the Executive for life insurance coverage provided under this Agreement. Despite the foregoing, Aggregate Premiums Paid shall not include extra benefit riders or agreements, other than those providing additional life insurance coverage on the insured, and shall not include premiums waived pursuant to the terms of any disability waiver of a premium rider.

                  (b) "Base Annual Salary" shall mean the base annual compensation, excluding bonuses, commissions, overtime, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, paid to the Executive for employment services rendered to the Corporation, before reduction for compensation deferred pursuant to all qualified, non-qualified and Code Section 125 plans of the Corporation, in effect at the later of (1) March 1, 1997, (2) the date of an increase associated with a promotion to a higher corporate title, or (3) the date of entry into the Plan.


                  (c) "Benefit Measurement Date" shall mean the date on which the first of any of the following events occurs:


                           (i)      The Executive's Termination of Employment;


 (ii)     Termination of this Agreement in accordance with Section 9 below;  or


                               (iii)    The Executive's death.


                               (iv)     The Executive's Retirement


                  (d) "Cash Surrender Value" shall mean an amount that equals, at any specified time, the cash surrender value as determined under the terms of the Policy.


       (e)      "Code" shall mean the Internal Revenue Code of 1986, as amended.


                  (f) "Collateral Assignment" shall mean an assignment made by the Executive in favor of the Corporation in a form mutually agreed to by the Corporation and the Executive and accepted by the Insurer.


                  (g) "Collateral Interest" shall mean the Corporation's rights and interests in the Policy, as set forth in
                           Section 6 below.


                  (h) "Executive's Death Benefit" shall mean an amount that is equal to the result of multiplying the Executive's Base Annual Salary by two (2).


     (i) "Insurer" shall mean Aetna Life Insurance and Annuity Company and/or Manufacturers Life Insurance Company.


                  (j) "Minimum Retirement Cash Value" shall mean, on the Benefit Measurement Date, the minimum amount of cash value that is needed in the Policy to maintain a death benefit that is equal to one half of the Executive's Death Benefit, determined on the Benefit Measurement Date, assuming that the Policy will be held without surrender, withdrawal or loan until the Executive reaches age 90 and that the fixed interest rate to be used to project earnings on the Policy up to the specified age is the Insurer's announced interest rate under the Policy on the Benefit Measurement Date.


     (k) "Plan" shall mean the plan described in Section 8(a) below.

                  (l) "Policy" shall mean the following policy or policies on the life of the Executive that are issued by the
                           Insurer:

                 Policy Number Type of Policy Insurance Company
 ----------------------- ------------------- -----------------------------------
             Universal Life Aetna Life Insurance and Annuity Company
                               -------------------
     ----------------------- ----------------------------------------------
               Universal Life Manufacturers Life Insurance Company
 ----------------------- ------------------- -----------------------------------

                  (m) "Retirement" or "Retire" shall mean severance from employment from the Corporation for any reason other than an authorized leave of absence, death, or Termination of Employment, on or after the attainment of age sixty-five (65).


                  (n) "Tax Limitation Date" shall mean the date on which the Policy will no longer be subject to those provisions of Section 7702(f)(7) of the Code that would cause any distribution or surrender from or under the Policy to be taxed under that Section (or
                           Section 72 of the Code by reason of that Section).


                  (o) "Termination of Employment" shall mean the ceasing of employment with the Corporation for any reason other than death, an authorized leave of absence or a disability that does not constitute a ceasing of employment under the Corporation's employment policies.


         2. Acquisition of Policy; Ownership of Insurance. The parties to this Agreement shall cooperate in applying for and obtaining the Policy. The Policy shall be issued to the Executive, as the sole and exclusive owner of the Policy, subject to the rights and interests granted to the Corporation, as provided in this Agreement and the Collateral Assignment.


         3.    Premium Payments on Policy.


     (a) Payments and Reimbursements. Prior to the occurrence of the Benefit Measurement Date, the Corporation shall pay to the Insurer, on or before each applicable premium due date, all applicable premiums for the Policy. In the event that the Corporation fails to make any such payment, the Executive may make (but is not required to make) any such payment, and the Corporation shall immediately reimburse the Executive for any amount so paid. All such premium payments made by the Corporation under this Agreement shall constitute advances by the Corporation to the Executive for which the Executive shall be responsible for repayment in accordance with the terms of this Agreement, but only up to an amount equal to the Corporation's Collateral Interest.

     (b) Additional Compensation. Each calendar year, the Executive shall be considered to have taxable compensation income for that portion of the premiums paid by the Corporation that is equal in amount to the value of the "economic benefit" derived by the Executive from the Policy's life insurance protection, as determined for Federal income tax purposes under Revenue Rulings 64-328 and 66-110. The Corporation shall withhold from the Executive's Base Annual Salary, or other compensation paid to the Executive, in a manner determined by the Corporation, the Executive's share of FICA and other employment and income taxes relating to that taxable amount.

     4. Corporation's Rights. The Corporation's rights and interests in and to the Policy shall be specifically limited to (i) the right to increase or decrease Policy death benefits annually in accordance with maintaining the "Executives Death Benefit" as defined in Section 1(h), (ii) the right to be paid its Collateral Interest in accordance with Section 6 below, (iii) the rights specified in the Collateral Assignment, and (iv) the right to obtain one or more loans or advances on the Policy, provided, however, that any such loans shall not, in the aggregate, exceed the Aggregate Premiums Paid by the Corporation at any specified date without the written consent of the Executive.

         5. Executive's Rights. Subject to the terms of this Agreement and the Collateral Assignment, the Executive shall be the owner of the Policy, and shall be entitled to exercise all rights in the Policy while the Collateral Assignment is in effect, except for the following, which may be exercised only in accordance with
               Section 6:
                  (a) To borrow against or pledge the Policy; (b) To surrender, cancel or assign the Policy; or (c) To take a distribution or withdrawal from the Policy.

         6.    Collateral Interest.


                  (a) The Corporation's Collateral Interest in the Policy shall be paid as soon as is reasonably practical after the Benefit Measurement Date.


                  (b) On the Benefit Measurement Date, the Corporation's interest in the Policy (the "Collateral Interest") shall be determined in the following manner:


                               (i) If the Benefit Measurement Date occurs due to the Executive's Termination of Employment or the termination of this Agreement by either party in accordance with Section 9 below, the Corporation shall be entitled to receive from the Policy an amount equal to that portion of the Policy's Cash Surrender Value that does not exceed the Aggregate Premiums Paid.


                               (ii) If the Benefit Measurement Date occurs due to the death of the Executive (except as provided in Section 6(b)(iii) below), the Corporation shall be entitled to that portion of the Policy's death proceeds that exceeds the Executive's Death Benefit.


                               (iii) If the Benefit Measurement Date occurs due to the suicide of the Executive, and the proceeds from the Policy are limited by either a suicide or contestability provision under the Policy, the Corporation shall be entitled to that portion of the Policy's Cash Surrender Value and/or death proceeds that does not exceed the Aggregate Premiums Paid.


     (iv) If the Benefit Measurement Date occurs due to the Executive's Retirement, the Corporation shall be entitled to receive from the Policy an amount equal to that portion of the Policy's Cash Surrender Value that does not exceed the Aggregate Premiums Paid. Despite the foregoing, if, on the Benefit Measurement Date, the Policy's remaining Cash Surrender Value (after taking into account the Corporation's Collateral Interest described in the preceding sentence) is less than the Minimum Retirement Cash Value, then the Corporation's Collateral Interest specified in the preceding sentence shall be reduced by the amount that the Minimum Retirement Cash Value exceeds the remaining Cash Surrender Value.

                  (c) If the Benefit Measurement Date is other than the date of the Executive's death, the Corporation's Collateral Interest in the Policy, as determined in
                           Section 6(b)(i) and (iv) above, shall be paid to the Corporation in one of the following ways, as elected by the Executive in writing within 30 days after the date the Corporation first notifies the Executive in writing of the occurrence of the Benefit Measurement
                           Date:


                               (i) By the Executive's surrender or partial surrender of, or withdrawal from, the Policy in an amount equal to the Corporation's Collateral Interest and
                                        payment   of   the   proceeds   to   the
                                        Corporation;


                               (ii) By the Executive taking a loan out on the Policy in an amount equal to the Corporation's Collateral Interest, and payment of the loan proceeds to the Corporation, provided that the Corporation shall not be responsible for any interest that may accrue on any such loan;


                               (iii) By the Executive's payment to the Corporation, from the Executive's separate funds, an amount equal to the Corporation's Collateral Interest; or


                               (iv)     By  the  Executive's   transfer  of  the
                                        ownership of the Policy, and all rights thereunder, to the Corporation.


                  (d) If the Benefit Measurement Date is the date of the Executive's death, the Corporation's Collateral
                           Interest in the Policy, as determined in Section 6(b)(ii) above, shall be paid to the Corporation from the Policy's proceeds as soon as is reasonably practicable after the Executive's death.


                  (e) Despite Section 6(c) above and Section 6(f) below, if, at the time of the Benefit Measurement Date, the Tax Limitation Date has not occurred, (i) the Corporation shall have the right, in its sole discretion, to require the Executive to elect to pay the Corporation's Collateral Interest in accordance with Section 6(c)(ii) above, and (ii) the Corporation's rights under Section 6(f) shall be limited to taking a loan in accordance with Section 6(f)(ii) below.


          (f) If the  Executive  fails  to  exercise  any of the  options  under
     Section 6(c) above, by delivering written notice of such election to the Corporation no later than 30 days after the date the Corporation first notifies the Executive in writing of the occurrence of the Benefit Measurement Date, the Corporation shall be entitled to: (i) surrender the Policy and receive the Policy's Cash Surrender Value, to the extent of the Corporation's Collateral Interest, or (ii) take out a loan on the Policy in an amount equal to the Corporation's Collateral Interest, with the loan proceeds paid to the Corporation and the Corporation not responsible for any interest that may accrue on such loan, or (iii) transfer the ownership of and beneficial interest in the Policy to the Corporation. In the case of
     (i) or (iii) above, the Corporation shall pay to the Executive the Cash Surrender Value or death proceeds that remain after the Corporation has been paid its Collateral Interest. (g) The Corporation agrees to keep records of its premium payments and to furnish the Insurer with a statement of its Collateral Interest whenever the Insurer requires such statement.


                  (h) Concurrent with the signing of this Agreement, the Executive will collaterally assign the Policy to the Corporation, in the form of the Collateral
                           Assignment, as security for the payment of the Collateral Interest, which assignment shall not be altered or changed without the consent of the Corporation and the Executive.


          (i) Promptly following the Executive's death, the Corporation and the Executive's designated beneficiary under the Policy shall take all steps necessary to collect the death proceeds of the Policy by submitting the proper claims forms to the Insurer. The Corporation shall notify the Insurer of the amount of the Executive's Death Benefit (except when the Policy's proceeds are limited because of the Executive's death by suicide) and the Corporation's Collateral Interest in the Policy at the time of such death. Such amounts shall be paid, respectively, by the Insurer to the Executive's designated beneficiary and the Corporation.

          (j) If the Executive  elects to retain the Policy in  accordance  with
     Section 6(c) above, the Corporation shall (i) assign its Collateral Interest in the Policy to the Executive, (ii) execute and file with the Insurer an appropriate release of the Corporation's Collateral Interest in the Policy and (iii) have no further interest in the Policy; provided that, in all instances, the Corporation receives payment in full for its Collateral Interest in the Policy. Further, the Executive hereby acknowledges, understands and agrees that, upon the release of the Corporation's Collateral Interest, the Corporation shall not have any responsibility for the future performance of the Policy and shall have no obligation to make any additional premium payments.

                  (k) If the Executive elects to transfer the Policy to the Corporation, or the Corporation makes such an election in accordance with Section 6(f)(iii) above, the Executive agrees to execute within thirty (30) days of such election all documents necessary to transfer the Policy to the Corporation, and the Executive shall have no further interest in and to the Policy. Executive hereby appoints Corporation as its lawful attorney-in-fact to execute any document necessary to transfer the Policy to the Corporation and not executed by Executive within thirty (30) days of such election.


                  (l) Upon payment to the Corporation of its Collateral Interest in accordance with this Section 6, this Agreement, and the Executive's participation in the Plan, shall terminate and neither party shall have any further rights or obligations under the Agreement or the Plan with respect to the Executive.


                  (m) The Corporation shall cooperate in effecting any full or partial policy surrender, withdrawal or policy loan requested by the Executive related to the Executive's exercise of any options provided in
                           Section 6(c) above, provided that the Corporation receives payment in full for its Collateral Interest in the Policy. Moreover, the Executive shall cooperate in effecting any right granted to the Corporation under this Agreement.


         7.    Insurer.


                  (a) The Insurer is not a party to this Agreement, shall in no way be bound by or charged with notice of its terms, and is expressly authorized to act only in accordance with the terms of the Policy. The Insurer shall be fully discharged from any and all liability under the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy.


                  (b)      The   signature(s)   required   for  the  Insurer  to
                           recognize the exercise of a right under the Policy shall be specified in the Collateral Assignment.


         8.    Plan; Named Fiduciary; Claims Procedure.


                  (a) This Agreement is part of the Countrywide Credit Industries, Inc. Split-Dollar Life Insurance Plan, which consists of all Countrywide Credit Industries, Inc. Split Dollar Life Insurance Agreements that so reference their association with the Plan.


          (b) The Corporation is the named fiduciary of the Plan for purposes of this Agreement.


                  (c) The following claims procedure shall be followed in handling any benefit claim under this Agreement and the Plan:


          (i) The Executive, or his or her beneficiary, if he or she is dead (the "Claimant"), shall file a claim for benefits by notifying the Corporation in writing. If the claim is wholly or partially denied, the Corporation shall provide a written notice within 90 days specifying the reasons for the denial, the provisions of this Agreement on which the denial is based, and additional material or information, if any, that is necessary for the Claimant to receive benefits. Such written notice shall also indicate the steps to be taken by the Claimant if a review of the denial is desired.

          (ii) If a claim is denied, and a review is desired, the Claimant shall notify the Corporation in writing within 60 days after receipt of written notice of a denial of a claim. In requesting a review, the Claimant may review plan documents and submit any written issues and comments the Claimant feels are appropriate. The Corporation shall then review the claim and provide a written decision within 60 days of receipt of a request for a review. This decision shall state the specific reasons for the decision and shall include references to specific provisions of this Agreement, if any, upon which the decision is based.

                               (iii) In no event shall the Corporation's liability under this Agreement exceed the amount of proceeds from the Policy.


         9. Amendment of Agreement; Termination. This Agreement shall not be modified or amended except by a writing signed by the Corporation and the Executive. Either party may terminate this Agreement, and Executive's participation in the Plan, at any time provided that the obligations of the party terminating the Agreement and the Plan with respect to the Executive are performed in full under the Agreement as of the time of the termination.


         10. Binding Agreement. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of each party to this Agreement. This Agreement is not assignable by the Executive without the Corporation's consent.


         11. State Law. This Agreement shall be subject to and be construed under the internal laws of the State of California, without regard to its conflicts of laws principles.


         12. Validity. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Agreement, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted in this Agreement.


         13. Not a Contract of Employment. The terms and conditions of this Agreement shall not be deemed to constitute a contract of employment between the Corporation and the Executive. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a separate written employment agreement. Nothing in this Agreement shall be deemed to give the Executive the right to be retained in the service of the Corporation or to interfere with the right of the Corporation to discipline or discharge the Executive at any time.

         14. Notice. Any notice or filing required or permitted to be given under this Agreement to the Executive or the Corporation shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:


                           To the Executive:         ______________________
                                      Address:       ___________________________


                          To the Corporation:Managing Director, Human Resources
                                             Countrywide Credit Industries, Inc.
                                             4500 Park Granada
                                           Calabasas, CA  91302-1613

               or to such other address as may furnished to the Executive or the Corporation, as the case may be, in writing in accordance with this notice provision. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to the Executive or the Executive's beneficiary under this Agreement shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

         15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter of this Agreement and supersedes all previous negotiations, agreements and commitments in respect thereto. No oral explanation or oral information by either of the parties to this Agreement shall alter the meaning or interpretation of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first written above.

                                                     "Corporation"

                      Countrywide Credit Industries, Inc.,
                                                       a Delaware corporation

                                                     By:


                                                          Its:


                                                     "Executive"